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                                                                     Exhibit 3.2

                            CERTIFICATE OF OWNERSHIP
                                       OF
                         LBI INTERMEDIATE HOLDINGS, INC.

               Jose Liberman and Lenard D. Liberman certify that:

                  1. They are the duly elected and acting President and Secretary, respectively, of LBI Intermediate Holdings, Inc., a California corporation (this "Corporation").

                  2. This Corporation owns 100% of the outstanding shares of LBI Media, Inc., a California corporation (the "Subsidiary").

                  3. The Board of Directors of this Corporation has duly adopted the following resolutions:

                     "RESOLVED, that this Corporation be merged with and into
               the Subsidiary with the Subsidiary as the surviving corporation, effective upon the filing of a Certificate of Ownership with the California Secretary of State, and that the Subsidiary shall assume all of this Corporation's liabilities pursuant to Section 1110 of the California Corporations Code (the "Merger").

                     RESOLVED FURTHER, that upon the effectiveness of the
               Merger, all shares of the Subsidiary outstanding immediately prior to the merger shall thereupon be canceled.

                     RESOLVED FURTHER, that upon the effectiveness of the
               Merger, each outstanding share of common stock of this Corporation shall be converted into one share of common stock of the Subsidiary.

                     RESOLVED FURTHER, that the officers of this Corporation be, and each of them hereby is, authorized, in the name and on behalf of this Corporation, to prepare or cause to be prepared and to execute, verify and file or cause to be filed with the Secretary of State of the State of California a Certificate of Ownership effecting the Merger.

                     RESOLVED FURTHER, that the officers of this Corporation be, and each of them hereby is, authorized and empowered to take any and all such further actions, to execute and deliver all such further instruments, documents, certificates and undertakings in the name and on behalf of this Corporation, and to pay fees, expenses and costs as are necessary, advisable or appropriate in order to carry out the intent and accomplish the purpose of the foregoing resolutions."

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                  4. The Board of Directors of the Subsidiary has duly adopted the following recital and resolution:

                     "WHEREAS, it is proposed that LBI Intermediate Holdings,
               Inc. (the "Parent") be merged with and into this Corporation and this Board of Directors has reviewed the resolutions of the Board of Directors of Parent electing to effect the Merger.

                     RESOLVED, that the Board of Directors of this Corporation
               hereby approves the Merger of the Parent with and into this Corporation."

                  5. The principal terms of the resolutions of the Board of Directors of this Corporation electing to effect the Merger are not required to be approved by the outstanding shares of any class of stock of this Corporation.

                  6. This Certificate of Ownership shall become effective upon filing with the California Secretary of State.

               The undersigned each further declares under penalty of perjury that the matters set out in this Certificate of Ownership are true and correct of their own knowledge.

                       [Signatures on the Following Page]

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     IN WITNESS WHEREOF, the undersigned have executed this Certificate of
Ownership on July 9, 2002.


                                       /s/ Jose Liberman
                                    -----------------------------
                                    Jose Liberman, President


                                       /s/ Lenard D. Liberman
                                    -----------------------------
                                    Lenard D. Liberman, Secretary

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